Exhibit 99.1

SenesTech Hires Andrew Altman as Chief Operations Officer

FLAGSTAFF, AZ, June 2, 2017 – SenesTech, Inc. (NASDAQ: SNES), a developer of proprietary technologies for managing animal pest populations through fertility control, today announced the hiring of Andrew Altman as Chief Operations Officer, with primary responsibility for sales, marketing and manufacturing operations.

“We are very excited to welcome Andy to our team as we capitalize on his experience to accelerate our commercialization plan to meet the increasing demand for ContraPest.” said Dr. Loretta P. Mayer, Chair, CEO and co-founder of SenesTech. “Andy’s background and enthusiasm for the technology is an ideal fit for the engaged and dedicated staff of SenesTech.”

Mr Altman comes to SenesTech from IDEXX Laboratories, a well-known animal health company, with 30 years of commercial and executive leadership experience in the life science marketplace. Mr. Altman has had extensive success in launching new and disruptive products.

"Contra Pest safely and sustainably addresses the age-old problem of rodent control in an environmentally friendly manner. I’m pleased to be part of a team that leverages science and social responsibility,” noted Mr. Altman. “My initial focus will be to expand the sales process to rapidly address the market, and to solidify a robust manufacturing capacity and supply chain to meet what we are confident will be explosive demand.”

Prior to joining SenesTech, Mr. Altman was Vice President and General Manager at IDEXX BioResearch, a provider of biological materials testing and laboratory animal diagnostic services, a division of IDEXX Laboratories.

About SenesTech

SenesTech has developed an innovative technology for managing animal pest populations through fertility control as opposed to a lethal approach.

The Company's first fertility control product, ContraPest®, is marketed for use initially in controlling rat infestations. ContraPest's novel technology and approach targets the reproductive capabilities of both sexes, inducing egg loss in female rodents and impairing sperm development in males. Using proprietary bait stations, ContraPest is dispensed in a highly palatable liquid formulation that promotes sustained consumption by rodent communities. ContraPest is designed, formulated and dispensed to be safe for handlers and non-target species such as wildlife, livestock and pets, in a biodegradable product. In contrast, the historical approach to managing rodent pest populations, rodenticides, carries a high risk of environmental contamination and the poisoning of non-target animals, pets and children.

We believe our non-lethal approach, targeting reproduction, is more humane, less harmful to the environment, and more effective in providing a sustainable solution to pest infestations than traditional lethal pest management methods. There is currently no other non-lethal fertility control product approved by the Food and Drug Administration (FDA), or the Environmental Protection Agency (EPA), for the management of rodent populations.  We believe ContraPest® will establish a new paradigm in rodent control, resulting in improved performance in rodent control over rodenticides, without the negative environmental effects of rodenticides.  For more information visit the SenesTech website at www.senestech.com.

Safe Harbor Statement
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors and other risks identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

CONTACT:

Investor: Robert Blum, Joe Dorame, Joe Diaz, Lytham Partners, LLC, 602-889-9700, senestech@lythampartners.com

Company: Tom Chesterman, Chief Financial Officer, SenesTech, Inc., 928-779-4143